Schedule 14C
                                 (RULE 14C-101)

                            SCHEDULE 14C INFORMATION

       Information Statement Pursuant to Section 14(c) of the Securities
                  Exchange Act of 1934 (Amendment No. _____ )


Check appropriate box:
[X]   Preliminary Information Statement
[ ] Confidential for Use of the Commission only (as permitted by Rule 14(c)-(5)(d)(2)
[ ]   Definitive Information Statement


                          GARB OIL & POWER CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Payment of filing fee (Check the appropriate box):
[X] No fee required.
[ ] Fee compute on table below per Exchange Act Rule 14c-5(g) and 0- 11.

         (1) Title of each class of securities to which transaction applies:
             ___________________________________________________________________
         (2) Aggregate number of securities to which transaction applies:
             ___________________________________________________________________
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
             ___________________________________________________________________
         (4) Proposed maximum aggregate value of transaction:
             ___________________________________________________________________
         (5) Total fee paid:
             ___________________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

         (1) Amount previously paid:____________________________________________
         (2) Form, Schedule, or Registration Statement No.:_____________________
         (3) Filing Party:______________________________________________________
         (4) Date filed.________________________________________________________


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                          GARB OIL & POWER CORPORATION
                        1588 South Main Street, Suite 200
                           Salt Lake City, Utah 84115


             UTAH                                                87-0296694
-------------------------------                              -------------------
(State or other jurisdiction of                                 (IRS Employer
 incorporation or organization)                              Identification No.)


                Registrant's telephone number including area code
                -------------------------------------------------
                                 (801)832-9865

                  --------------------------------------------
                  Former Address, if changed since last report


General

         This Preliminary Information Statement is being furnished to the shareholders of Garb Oil & Power Corporation, a Utah corporation, (the "Company"), in connection with the proposed adoption of an amendment to the Company's Articles of Incorporation (the "Amendment") by the written consent of stockholders holding a majority of the voting power of the Company. The purpose of filing the Amendment is to change the authorized capital of the Company from 20,000,000 shares of common stock to 80,000,000 shares of common stock.

         The Company's Board of Directors adopted and approved a recommendation by way of a resolution that the Company's Articles of Incorporation be amended to increase the authorized capital of the Company from 20,000,000 shares to 80,000,000 shares of common stock, no par value per share. The proposed Amendment to the Company's Articles of Incorporation will become effective with the filing of the Articles of Amendment with the Utah Division of Corporations. The Company expects that the filing of the amend will occur on or about ________ , 2006 (the Effective Date). If the proposed Amendment were not adopted and approved by written consent, we would be required to convene a special meeting of the stockholders for the express purpose of approving the Amendment.

         Pursuant to 16-10a-704 of the Utah Revised Business Corporation Act ("URBCA")a majority of the issued and outstanding shares holding a majority of the voting power may approve the Amendment without holding a shareholders meeting. Pursuant to Section 16-10a-1003 a majority of the voting power is required to vote to amend the Company's Articles of Incorporation. The Company's Board of Directors voted to use the written consent of shareholder holding a majority of the voting power of the Company to effect the Amendment as early as possible and to avoid the costs and time involved in holding a special meeting of shareholders and soliciting proxies.

         Four shareholders including Garbalizer Corporation of American through John Brewer, the Company's President, own collectively 10,646,282 shares of the Company's common stock representing 53% of the voting power of the Company gave written consent on December 12, 2005, for the adoption of the Amendment described above. It is proposed that this Information Statement will be sent to stockholders on or about January __ , 2006. The record dates established by the Company for purposes to determining the number of outstanding shares of common stock of the Company, i.e. the voting power, is December 3, 2005 (the "Record Date").

         The Company is sending this Information Statement to its shareholder in full and complete satisfaction of any notice

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requirements it may have under the URBCA. No other action will be taken by the
Company other than by the written consents, and no dissenters rights are accorded the Company's shareholders by the adoption of the Amendment.

OUTSTANDING VOTING STOCK OF THE COMPANY

         As of the Record Date there were 20,000,000 shares of common stock issued and outstanding. The Common Stock is the only outstanding class of stock. Each share of Common Stock entitled the holder thereof to one vote on all matter submitted to shareholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the ownership of common Stock as of December 3, 2005, for each person known to the Company to be the beneficial owner of more than 5% of the Company's common stock, each director of the Company, and each person intended to file a written consent to the adoption of the Amendment, and all directors, executive officers and designated shareholders of the Company as a group. The information as to beneficial ownership was provided to the Company by or on behalf of the person named. Unless otherwise stated, the business address of each person listed is 1588 South Main Street, Suite 200, Salt Lake City, Utah 84115.

                                                                 Percent of
Name                           Shares beneficially owned      shares outstanding
----                           -------------------------      ------------------

Garbalizer
Corporation(1)                        8,691,000                     43.5

A/S Parkveien
c/o Hoegh A/S(2)
P.O. Box 2416 Solli
0202 Oslo 2, Norway                   1,050,000                      5.2

Bill Vee Anderson                         6,000                       *

Louis A. Zant                               -0-

Charles Laver (Note 4)                  381,000                      1.9
2140 East Lambourne Ave.
Salt Lake City, Utah 84109

Monty Hamilton                          709,282                      3.5
2981 East LaJoya Dr.
Salt Lake City, Utah 84124

Robert Taylor                           865,000                      4.3
7874 South DaVinci Drive
Salt Lake City,Utah 84121

All directors
and officers
as a group                            8,697,000                     43.5

*less than 1%


(1) John C. Brewer beneficially owns 98% of the outstanding common stock of Garbalizer Corporations of America ("GCA").
(2) In September 1988 A/S Parkveien 55 filed a Schedule 13D stating its beneficial ownership of 1,800,000 shares owned of record and beneficially by

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    it. The Schedule 13D indicates that an additional 478,000 shares (3.3% of the class) were beneficially owned by two Norwegian corporations having common control or ownership with A/S Parkveien 55. During a prior fiscal year, 1,500,000 shares held of record by A/S Parkveien at the time of the
    Schedule 13D filing were transferred to Christiana Bank, Oslo, Norway, and neither A/S Parkveien 55 nor the other corporations listed on the Schedule 13D currently own shares of record. A/S Parkveien 55 did not inform the Company of any change in beneficial ownership and for that reasons no change in record ownership is reflected in the table and the beneficial ownership stated in the Schedule 13D as adjusted for subsequent sales.
(3) Consists of 9,072,000 shares held by GCA in which Mr. Brewer may be deemed to share beneficial ownership because of his position as a director and principal shareholder of GCA.
(4) Consists of 8,691,000 shares held by GCA in which Mr. Laver may be deemed to share beneficial ownership because of his position as a director of GCA, and 381,000 shares owned of record by Mr. Laver.
----------------

AMENDMENT TO ARTICLES OF INCORPORATION

         On December 12, 2005 our Board of Directors unanimously adopted a resolution authorizing that the shareholders approve a proposal to increase the Authorized Capital of the Company to 80,000,000 shares of common stock. On December 12, 2005 Company shareholders holding a majority of the issued and outstanding shares executed a written consent authorizing and apposing the proposal to effect the increase in authorized capital. The increase will be become effective upon filing of the Amend to the Articles of Incorporation with the Utah Division of Corporations, but our Board of Directors reserves the right not to make such filing if it deems it appropriate not to do so.

PURPOSE OF THE INCREASE IN AUTHORIZED CAPITAL

         The Board of Directors believes that the increase in authorized capital is needed. Presently, all of the shares of common stock comprising the authorized capital have been issued. The Company's president has used some of the shares of common stock owned by Garbalizer Corporation for Company purposes. It is anticipated that once the Amendment is filed GCA will be issued approximately 2,800,000 shares of common stock previously loaned to the Company for financing and working capital purposes. In addition, the Company may issue shares to satisfy debt obligations that are outstanding and have been matured and are now due. The Company may issue shares to gain funding for general business purposes or to make acquisitions of existing businesses or assets. The Board of Directors believes that the additional shares will benefit the overall prospects of the company and its shareholders. Other than the shares to be issued to GCA there are no other definitive plans to issue additional shares.

NO DISSENTERS RIGHTS

         Under the RBCA our shareholders are not entitle to dissenters or appraisal rights with respect to our proposed Amendment and we will not independently provide our stockholders with any such right.

                                           BY ORDER OF THE BOARD OF DIRECTORS

Date: December   , 2005.                   /s/ John Brewer
                                           -------------------------------------
                                           John Brewer, Chief Executive Officer,
                                           Garb Oil & Power Corp.

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date December 12, 2005.

Garb Oil and Power Corporation


By /s/ John Brewer
---------------------------------------
President and Chief Executive Officer

                            ARTICLES OF AMENDMENT FOR
                          GARB OIL & POWER CORPORATION


                                        I
                               NAME OF CORPORATION

         The name of the corporation for which the Articles of Amendment are being filed is Garb Oil & Power Corporation (also the "Corporation"). These articles of amendment are filed pursuant to Utah Code, Utah Revised Business Corporation Act, Section 16-10a-1006.

                                       II
                                    AMENDMENT

         Pursuant to proper corporate action the following amendments to the Corporation's Articles of Incorporation were duly adopted:


         FURTHER RESOLVED THAT Article IV of the Articles of Incorporation shall be amended to read as follows:

                                   Article IV

         The aggregate number of shares which the Corporation shall have authority to issue is eighty million shares (80,000,000) of common stock having no par value. All voting rights of the Corporation shall be exercised by the holders of the common stock, with each share of common stock being entitled to one vote. All shares of common stock shall have equal rights in the event of dissolution or final liquidation.

                                       IV
               DATE OF ADOPTION AND RESULTS OF SHAREHOLDER VOTING

The amendments in Paragraph II were adopted by shareholder action without a meeting pursuant to Section 61-10a-704 of the Utah Code on or about December , 2005, to be consummated on January , 2006. On that date 20,000,000 shares of common stock of the Corporation were issued and outstanding and were entitled to vote. Approximately 10,646,282 shares approved, ratified, and adopted the resolutions pertaining to the Amendments to the Articles of Incorporation.

         DATED this _____ day of January 2006.

GARB OIL & POWER CORPORATION


----------------------------          -------------------------------
John C. Brewer, President             Bill Vee Anderson, Secretary